SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  September 15, 2005

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 8.01 Other Events.

Mr. James F. Robeson, 69, a Director of the Corporation, recently passed away.  He was a member of the Huffy Corporation Board of Directors since 1994 and was a consultant to various distribution companies since 1993, Vice Chairman of Roberds, Inc. (retailer of a broad range of home furnishing products) from 1998 to 2000 and the Chief Executive Officer and President of Roberds, Inc. from 1997 to 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: September 19, 2005	By: /s/ Nancy A. Michaud Nancy A. Michaud, Senior Vice President- General Counsel and Secretary